UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2015

CAVIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33435	77-0558625
(Commission File No.)	(IRS Employer Identification No.)

2315 N. First Street, San Jose CA 95131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 943-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 30, 2014, Cavium, Inc. (the “Company”), Cavium Semiconductor Corporation (“Merger Sub I”) and Cavium Networks LLC (together with the Company and Merger Sub I, the “Purchasers”), Xpliant, Inc. (“Xpliant”), the parties identified as “Designated Stockholders” in Exhibit A to the agreement solely for Sections 1.5, 3, and 10 of the agreement and Guy Hutchison as securityholders’ agent solely for Section 10 of the agreement entered into an Agreement and Plan of Merger and Reorganization, which was amended on October 8, 2014 and March 31, 2015 (the “Merger Agreement”). As previously reported, on March 31, 2015 pursuant to the Merger Agreement, the Purchasers completed the acquisition of approximately 70% of the outstanding stock of Xpliant for approximately $2.5 million cash.

Pursuant to the Merger Agreement, on April 29, 2015, the Purchasers completed the acquisition of the remaining outstanding stock of Xpliant for approximately $1.1 million cash. In addition, the Company completed the merger of Merger Sub I with and into Xpliant and Xpliant became a wholly-owned subsidiary of the Company.

The foregoing description of the acquisition contained in this Item 2.01 does not purport to be complete and is qualified in its entirely by reference to the Merger Agreement. The merger agreement was filed as Exhibit 2.1 to a Quarterly Report on Form 10-Q filed on August 1, 2014 and is incorporated by reference herein. Amendment No. 1 was filed as Exhibit 2.2 to a Quarterly Report on Form 10-Q filed on October 31, 2014 and is incorporated by reference herein. Amendment No. 2 was filed as Exhibit 2.1 to a Current Report on Form 8-K filed on April 3, 2015 and is incorporated by reference herein. The Merger Agreement and the amendments have been incorporated herein to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement and the amendments were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution thereof. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement nor the amendments and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Purchasers, Xpliant or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than June 16, 2015.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than June 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2015	CAVIUM, INC.

	By:	/s/ Vincent P. Pangrazio
Vincent P. Pangrazio
Senior Vice President, General Counsel and Secretary